Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2025 Third Quarter Results

Revenue Up 51% Compared to Q3 FY24
Adjusted EBITDA Up 80% Compared to Q3 FY24
Record Backlog of $2.94 Billion
Company Maintains FY25 Outlook

DOTHAN, AL, August 7, 2025 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways in local markets throughout the Sunbelt, today reported financial and operating results for the fiscal quarter ended June 30, 2025.

Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to report strong performance and excellent year-over-year growth across our key financial metrics this quarter. Despite persistent weather-related delays, including record or near-record rainfall across many of our Sunbelt markets, our teams executed with discipline and delivered robust operational results, generating significant cash flow from operations and driving a record high Adjusted EBITDA margin(1) of 16.9%. In the Southeast alone, May marked the second-wettest month on record, leading to project delays and impacting fixed asset cost recoveries. Our family of companies, now more than 6,200 employees in eight states, worked through these challenges with resilience and operational excellence, while also building a record project backlog of $2.94 billion. CPI remains well-positioned for continued success as we move through the busy construction season to close out our fiscal year and build out this record backlog.”

Smith continued, “Earlier this week, we announced our acquisition of Durwood Greene Construction Co., adding its nearly 200 employees to the CPI family of companies in the greater Houston metropolitan area as a subsidiary of our Texas platform company, Lone Star Paving. As a third-generation family business, Durwood Greene has earned its reputation as a well-respected market leader in Houston, the fifth largest and one of the fastest-growing metro areas in the nation. Led by knowledgeable and experienced industry veterans, the company operates three hot-mix asphalt plants and a rail-served aggregates terminal. We expect Durwood Greene to continue its legacy of operational excellence and to benefit from vertical integration opportunities as part of CPI. We are excited to expand our Texas footprint and continue to see strong economic growth, favorable demographic trends, well-funded transportation program and additional opportunities for acquisitive and organic growth in the State of Texas.”

Revenues were $779.3 million in the third quarter of fiscal 2025, an increase of 51% compared to $517.8 million in the same quarter last year. The $261.5 million revenue increase included $235.7 million attributable to acquisitions completed during or subsequent to the three months ended June 30, 2024, and $25.8 million in the Company’s existing markets. The mix of total revenue growth for the quarter was approximately 5% organic and approximately 46% from recent acquisitions.

Gross profit was $131.8 million in the third quarter of fiscal 2025, compared to $83.5 million in the same quarter last year.

General and administrative expenses were $51.0 million in the third quarter of fiscal 2025, compared to $38.0 million in the same quarter last year, and as a percentage of total revenues, decreased 70 basis points to 6.6%, compared to 7.3% in the same quarter last year.

Net income was $44.0 million in the third quarter of fiscal 2025, or $0.79 per diluted share, compared to net income of $30.9 million, or $0.59 per diluted share, in the same quarter last year.

(1) Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Adjusted net income(1) in the third quarter was $45.2 million, or $0.81 per diluted share, compared to $30.9 million, or $0.59 per diluted share, for the same quarter last year.

Adjusted EBITDA(1) in the third quarter of fiscal 2025 was $131.7 million, an increase of 80% compared to $73.2 million in the same quarter last year. Adjusted EBITDA margin(1) in the third quarter of fiscal 2025 was 16.9%, compared to 14.1% in the same quarter last year.

Project backlog was a record $2.94 billion at June 30, 2025, compared to $1.86 billion at June 30, 2024 and $2.84 billion at March 31, 2025.

Smith added, “Reflecting the expected contribution of the newly acquired Durwood Greene and the third quarter weather-related headwinds, we are maintaining our fiscal 2025 outlook ranges. We continue to see customer demand for both publicly funded and commercial project work throughout our well-funded and growing Sunbelt states, and we remain focused on delivering long-term value to our investors and other stakeholders.”

Fiscal 2025 Outlook

The Company is maintaining its outlook ranges for fiscal 2025 with regard to revenue, net income, Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin as follows:

•Revenue in the range of $2.77 billion to $2.83 billion
•Net income in the range of $106.0 million to $117.0 million
•Adjusted net income(1) in the range of $124.0 million to $135.0 million
•Adjusted EBITDA(1) in the range of $410.0 million to $430.0 million
•Adjusted EBITDA margin(1) in the range of 14.8% to 15.2%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “Construction Partners’ consistent operational and financial performance reflects the strength of our leadership, culture, and disciplined execution of a proven growth strategy. Our strategically located operations across the Sunbelt are uniquely positioned to leverage the scale and resources of our broader organization, allowing us to effectively bid, win, and deliver critical infrastructure projects for a diverse and recurring customer base—both public and commercial. As infrastructure repair, maintenance, and expansion needs accelerate nationwide, particularly with the push for increased roadway capacity, CPI is well-positioned to capitalize on long-term, generational investment in infrastructure and the ongoing population migration into the Sunbelt. Our expansion strategy focuses on scaling operations and growing our geographic footprint in a highly fragmented market, where we see continued opportunities to drive strong returns and create lasting value for our shareholders.”

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal quarter ended June 30, 2025. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through August 14, 2025 by calling (201) 612-7415 and using passcode ID: 13753223#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contacts:

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2025	2024	2025	2024
Revenues	$779,277	$517,794	$1,912,507	$1,285,726
Cost of revenues	647,467	434,302	1,632,776	1,111,553
Gross profit	131,810	83,492	279,731	174,173
General and administrative expenses	(51,026)	(37,987)	(141,954)	(109,422)
Acquisition-related expenses	(1,816)	(941)	(22,174)	(2,239)
Gain on sale of property, plant and equipment, net	3,975	1,093	8,437	2,960
Operating income	82,943	45,657	124,040	65,472
Interest expense, net	(25,239)	(4,673)	(64,961)	(12,987)
Other income	246	32	508	50
Income before provision for income taxes and earnings from investment in joint venture	57,950	41,016	59,587	52,535
Provision for income taxes	13,903	10,108	14,364	12,905
Loss from investment in joint venture	—	—	(12)	(3)
Net income	44,047	30,908	45,211	39,627
Other comprehensive income (loss), net of tax
Unrealized (loss) on interest rate swap contract, net	(1,996)	(540)	(2,017)	(5,167)
Unrealized gain (loss) on restricted investments, net	102	(34)	—	279
Other comprehensive (loss)	(1,894)	(574)	(2,017)	(4,888)
Comprehensive income	$42,153	$30,334	$43,194	$34,739

Net income per share attributable to common stockholders:
Basic	$0.80	$0.60	$0.82	$0.76
Diluted	$0.79	$0.59	$0.82	$0.75

Weighted average number of common shares outstanding:
Basic	55,164,260	51,913,124	54,853,715	51,914,508
Diluted	55,654,653	52,654,882	55,302,958	52,572,429

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	September 30,
	2025	2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$114,336	$74,686
Restricted cash	1,969	1,998
Contracts receivable including retainage, net	464,529	350,811
Costs and estimated earnings in excess of billings on uncompleted contracts	54,564	25,966
Inventories	148,541	106,704
Prepaid expenses and other current assets	25,504	24,841
Total current assets	809,443	585,006
Property, plant and equipment, net	1,147,613	629,924
Operating lease right-of-use assets	70,323	38,932
Goodwill	775,756	231,656
Intangible assets, net	81,864	20,549
Investment in joint venture	72	84
Restricted investments	21,954	18,020
Other assets	18,816	17,964
Total assets	$2,925,841	$1,542,135
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$244,123	$182,572
Billings in excess of costs and estimated earnings on uncompleted contracts	124,152	120,065
Current portion of operating lease liabilities	17,548	9,065
Current maturities of long-term debt	38,500	26,563
Accrued expenses and other current liabilities	127,875	42,189
Total current liabilities	552,198	380,454
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	1,392,639	486,961
Operating lease liabilities, net of current portion	53,225	30,661
Deferred income taxes, net	52,989	53,852
Other long-term liabilities	21,462	16,467
Total long-term liabilities	1,520,315	587,941
Total liabilities	2,072,513	968,395
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2025 and September 30, 2024	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 47,963,617 shares issued and 47,433,440 shares outstanding at June 30, 2025 and 44,062,830 shares issued and 43,819,102 shares outstanding at September 30, 2024	47	44
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,463,770 shares issued and 8,538,165 shares outstanding at June 30, 2025 and 11,784,650 shares issued and 8,861,698 shares outstanding at September 30, 2024	12	12
Additional paid-in capital	535,259	278,065
Treasury stock, Class A common stock, par value $0.001, at cost, 530,177 shares at June 30, 2025 and 243,728 shares at September 30, 2024	(31,850)	(11,490)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,925,605 shares at June 30, 2025 and 2,922,952 shares at September 30, 2024	(16,046)	(15,603)
Accumulated other comprehensive income, net	5,485	7,502
Retained earnings	360,421	315,210
Total stockholders’ equity	853,328	573,740
Total liabilities and stockholders’ equity	$2,925,841	$1,542,135

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Nine Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$45,211	$39,627
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization	107,741	67,468
Amortization of deferred debt issuance costs	3,379	223
Unrealized loss on derivative instruments	—	184
Provision for bad debt	260	370
Gain on sale of property, plant and equipment	(8,437)	(2,960)
Realized loss on sales, calls and maturities of restricted investments	81	53
Share-based compensation expense	26,863	10,206
Loss from investment in joint venture	12	3
Deferred income tax benefit	(300)	(194)
Other non-cash adjustments	(665)	(179)
Changes in operating assets and liabilities, net of business acquisitions:
Contracts receivable including retainage, net	6,159	(11,310)
Costs and estimated earnings in excess of billings on uncompleted contracts	(22,577)	(4,273)
Inventories	(4,880)	(16,959)
Prepaid expenses and other current assets	5,422	(1,194)
Other assets	(3,119)	(915)
Accounts payable	15,975	635
Billings in excess of costs and estimated earnings on uncompleted contracts	(9,481)	27,042
Accrued expenses and other current liabilities	18,641	5,370
Other long-term liabilities	(967)	(16)
Net cash provided by operating activities, net of business acquisitions	179,318	113,181
Cash flows from investing activities:
Purchases of property, plant and equipment	(104,886)	(70,410)
Proceeds from sale of property, plant and equipment	11,250	8,047
Proceeds from sales, calls and maturities of restricted investments	8,351	2,860
Business acquisitions, net of cash acquired	(935,663)	(135,219)
Purchase of restricted investments	(12,182)	(4,376)
Net cash used in investing activities	(1,033,130)	(199,098)
Cash flows from financing activities:
Proceeds from revolving credit facility	218,438	149,385
Proceeds from issuance of long-term debt, net of debt issuance costs	833,524	—
Repayments of long-term debt	(137,726)	(47,500)
Purchase of treasury stock	(20,803)	(6,605)
Net cash provided by financing activities	893,433	95,280
Net change in cash, cash equivalents and restricted cash	39,621	9,363
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	76,684	49,080
Cash, cash equivalents and restricted cash, end of period	$116,305	$58,443

Supplemental cash flow information:
Cash paid for interest	$58,151	$15,201
Cash paid for income taxes	$3,576	$4,285
Cash paid for operating lease liabilities	$11,699	$4,306
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$17,620	$22,986
Property, plant and equipment financed with accounts payable	$5,693	$2,490
Amounts payable to sellers in business combinations, net	$64,938	$—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, (v) loss on the extinguishment of debt and (vi) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted net income represents net income before (i) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws, and (ii) nonrecurring fees associated with financing arrangements incurred in connection with transformative acquisitions, such as a bridge loan associated with our acquisition of Lone Star Paving. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA margin for the periods presented:
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended June 30, 2025 and 2024
(unaudited, in thousands, except percentages)

	For the Three Months Ended June 30,
	2025	2024
Net income	$44,047	$30,908
Interest expense, net	25,239	4,673
Provision for income taxes	13,903	10,108
Depreciation, depletion, accretion and amortization	39,294	23,507
Share-based compensation expense	8,564	4,039
Transformative acquisition expenses	663	—
Adjusted EBITDA	$131,710	$73,235
Revenues	$779,277	$517,794
Adjusted EBITDA margin	16.9%	14.1%

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2025 Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2025
	Low	High
Net income	$106,000	$117,000
Interest expense, net	86,000	86,000
Provision for income taxes	32,000	36,000
Depreciation, depletion, accretion and amortization	143,000	145,000
Share-based compensation expense	23,250	26,250
Transformative acquisition expenses	19,750	19,750
Adjusted EBITDA	$410,000	$430,000
Revenues	$2,770,000	$2,830,000
Adjusted EBITDA Margin	14.8%	15.2%

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted net income for the period presented:

Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Quarters Ended June 30, 2025 and 2024
(unaudited, in thousands)

	For the Three Months Ended June 30,
	2025	2024
Net income	$44,047	$30,908
Transformative acquisition expenses	663	—
Financing fees related to transformative acquisitions	920	—
Tax impact due to above reconciling items	(382)	—
Adjusted net income	$45,248	$30,908

Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Year 2025 Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2025
	Low	High
Net income	$106,000	$117,000
Transformative acquisition expenses	19,750	19,750
Financing fees related to transformative acquisitions	4,000	4,000
Tax impact due to above reconciling items	(5,750)	(5,750)
Adjusted net income	$124,000	$135,000